U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of earliest event reported): May 3, 2005

GLASSMASTER COMPANY

(Exact name of small business issuer as specified in its charter)

South Carolina	0-2331	57-0283724

(State or other jurisdiction of Incorporation of organization	(Commission File Number)	(IRS Employer Identification No.)

PO Box 788, Lexington SC		29071

(Address of principal executive offices)		(Zip Code)

Issuer’s Telephone Number, including area code: 803-359-2594

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Election of Directors and Principal Officers.

At a meeting of the Glassmaster Board of Directors which was held on Friday, April 29, 2005 three new directors were appointed. They are as follows:

James S. Burroughs — 2007
Mr. Burroughs is a retired automotive industry executive. He was formerly President of Torrington Automotive Division and is the son-in-law of Raymond M. Trewhella, Chairman & CEO.

Harold S. Trewhella — 2007
Mr. Trewhella has been employed in Administration with the Michigan Prison System for more than the past five years. He is the nephew of Mr. Raymond M. Trewhella, Chairman & CEO and Mr. Richard E. Trewhella, Treasurer and CFO and a first cousin to Stephen W. Trewhella, Jr., President & COO.

John W. Begg — 2008
Mr. Begg is a retired automotive industry executive. Prior to his retirement he was serving as Vice President of The Timken Automotive Needle Roller Bearing Solutions Division. Mr. Begg is currently employed with Dick Dyer & Associates, Inc.

Mr. Burroughs was also elected as a Vice President of Glassmaster Company.

Mr. Begg was appointed as a member of the Audit Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLASSMASTER COMPANY LEXINGTON, SC
Date: May 3, 2005	/s/ Raymond M. Trewhella
Raymond M. Trewhella
(CEO and Chairman of the Board, Principal Executive Officer)

Date: May 3, 2005	/s/ Richard E. Trewhella
Richard E. Trewhella
(Corporate Controller & Treasurer, Principal Financial Officer)

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